VSOURCE, INC.

                       CONVERTIBLE NOTE PURCHASE AGREEMENT

          This Convertible Note Purchase Agreement (this "Agreement") is made as of this 25th day of June, 2001 by and among Vsource, Inc., a Delaware corporation (the "Company"), NetCel360.com Ltd., a Cayman Islands company ("NetCel"), NetCel360 Sdn Bhd, a Malaysian company ("NetCel Malaysia" together with NetCel, the "Guarantors"), and each of the persons and entities listed on the Schedule of Purchasers attached as Exhibit A hereto (hereinafter collectively referred to as "Purchasers" and each individually as a "Purchaser").

                                 R E C I T A L S

          A. Pursuant to that certain Bridge Loan Agreement, dated as of April 6, 2001, as amended by that certain Amended and Restated Bridge Loan Agreement, dated as of May 24, 2001, (as amended, supplemented or otherwise modified from time to time, the "Bridge Agreement"), among NetCel360 Holdings Limited, a Cayman Islands company ("Holdings"), the Guarantors and certain other individuals and entities listed as signatories thereto, NetCel has heretofore borrowed from the persons and entities (the "Bridge Lenders") listed on (i)
Schedule 1A thereto (collectively, the "Tranche A Bridge Lenders") an aggregate principal amount of $2.25 million (the "Tranche A Bridge Loan") and (ii)
Schedule 1B thereto (collectively, the "Tranche B Bridge Lenders", and, together with the Tranche A Bridge Lenders, the "Bridge Lenders") an aggregate principal amount of US$1.45 million (the "Tranche B Bridge Loan", and, together with the Tranche A Bridge Loan, the "Bridge Loans") in accordance with and subject to the terms and conditions of the Bridge Agreement;

          B. The Company has acquired certain subsidiaries of Holdings (and related assets), including each of the Guarantors, pursuant to that certain
Acquisition Agreement, dated as of May 24, 2001, between Holdings and the Company (as amended, the "Acquisition");

          C. The Company is also considering a Series B Exchangeable Note and Warrant Purchase Agreement providing for financing to the Company of up to $4 million pursuant to the issuance of Series B Exchangeable Promissory Notes (the "Series B Notes") which are expected to be exchangeable for Series A Promissory Notes;

          D. The Company wishes to issue, and the Purchasers wish to purchase from the Company, the Company's Convertible Promissory Notes in accordance with and subject to the terms and conditions of this Agreement in order to provide for the working capital requirements of the Company and its subsidiaries following the Acquisition;

          NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.     PURCHASE  AND  SALE  OF  SERIES  A  NOTES

          1.1 SALE AND ISSUANCE OF SERIES A NOTES. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each such Purchaser, that principal amount of the Company's Series A Convertible Promissory Notes (individually, a "Note" and collectively, the "Series A Notes") set forth opposite such Purchaser's name on Exhibit A hereto, for the purchase price equal to the principal amount thereof, (the "Purchase Price"), payable in cash or other consideration permitted by Section 1.3(d) hereunder in the amount set forth opposite such Purchaser's name on Exhibit A hereto. The aggregate Purchase Price of the Series A Notes for all Purchasers combined shall be not less than $2,950,000 nor more than $11,500,000 plus the principal amount of Series A Notes issued under Section 1.3(c) hereof.

          1.2 SUBORDINATION. Each Purchaser agrees that no amount (for interest, principal, fees or otherwise) shall be paid in respect of the Series A Notes unless and until NetCel, the Company and/or NetCel Malaysia shall have paid in full all due and owing amounts in respect of the Bridge Loans based on the principal amount currently outstanding. Each Purchaser agrees, for the benefit of the Bridge Lenders, that all amounts owing by Company and Guarantors under the Series A Notes are subordinated to the prior payment in full of all amounts in respect of the Bridge Loans. Each Purchaser agrees to hold any amount received in violation of the preceding sentence in trust for the benefit of the Bridge Lenders.

          1.3     CLOSING;  ADDITIONAL  CLOSINGS.

               (a) The purchase and sale of the Series A Notes with an aggregate Purchase Price of not less than $2,950,000 shall take place at the offices of McDermott, Will & Emery, Chicago, Illinois at 10:00 a.m., on June 22, 2001, or at such later time, not beyond June 30, 2001, as the Company may specify in writing to the Purchasers (which time and date are designated as the "First Closing").

               (b) For a period of 120 days following the date of the First Closing, the Company may, at any time or from time to time, issue and sell additional Series A Notes of like tenor (other than issuance date) to one or more individuals or entities ("New Purchasers") on the same terms as set forth in this Agreement. Each New Purchaser, if any, which is not already a Purchaser hereunder, shall execute a joinder to this Agreement agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement and shall be deemed a "Purchaser" for all purposes hereof. In connection with any sale of Series A Notes to any New Purchaser pursuant to this Section 1.3(b), Exhibit A shall be automatically amended to reflect the identity of such New
----------
Purchaser and such New Purchaser's purchase of Series A Notes. The date of closing of any purchase of Series A Notes pursuant to this Section 1.3(b) shall be an "Additional Closing" and each of the First Closing and each Additional Closing shall be a "Closing" hereunder.

               (c) In the event a holder of Series B Notes ("Series B Holders") elects to exchange his Series B Notes for Series A Notes, the Company may issue to the Series B Holders in respect of the Series B Notes so exchanged Series A Notes identical to the Series A Notes (except for issue date). Each Series B Holder, if any, who is not already a Purchaser hereunder, shall execute a joinder to this Agreement agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement and shall be deemed a "Purchaser" for all purposes hereof. In connection with any issuance of Series A Notes to any Series B Holder pursuant to this Section 1.3(c), Exhibit A shall
                                                                 ---------
be automatically amended to reflect the identity of such Series B Holder and such Series B Holder's purchase of Series A Notes.

                    (d) Subject to the terms of this Agreement, at the Closing, the Company shall deliver to each Purchaser a Note in the principal amount of the applicable Purchase Price, against payment of the Purchase Price therefor by check or a wire transfer of funds to the following Account:

                        City  National  Bank,  Encino  Office
                        16133  Ventura  Blvd.
                        Encino,  CA  91436
                        ABA  #:        122016066
                        Beneficiary:   Vsource, Inc.
                        Acct  #:       024-845419

, or such other form of payment as shall be mutually agreed upon by such Purchaser and the Company. In the case of a Purchaser which is a Tranche B
Bridge Lender or a Series B Holder, the Purchase Price may be paid by the surrender to the Company of a promissory note issued in respect of such Tranche B Bridge Lender's Tranche B Bridge Loan or such Series B Holder's Series B Note, as the case may be for cancellation in full of the Company's and its Subsidiaries obligations thereunder and the Purchase Price so paid will be deemed to be the principal amount thereof and all accrued interest thereon through the applicable date of Closing.

               (e) Shares of the Preferred Stock of the Company issuable upon conversion of the Series A Notes are herein referred to as the "Series 3-A Preferred Stock" or the "Exchange Shares." The shares of the Company's common stock, par value $0.01 share ("Common Stock") issuable upon conversion of the Series 3-A Preferred Stock are sometimes herein referred to as the "Conversion Shares" and the Series A Notes, Conversion Shares and the Exchange Shares are sometimes herein referred to collectively as the "Securities."


          1.4 USE OF PROCEEDS. The proceeds of the sale of Series A Notes by the Company will be used at the option of the Company (a) to redeem up to $200,000 principal amount of the Bridge Loan made by Phillip Kelly and Dennis Smith, as Tranche B Bridge Lenders, (b) for general corporate purposes, and (c) to pay the fees and expenses incurred in connection with the Acquisition and the transactions contemplated hereby, including the fees and expenses described in
Section  6.3  of  this  Agreement.

     2.     GUARANTEE  AND  INDEMNITY.

          2.1 GUARANTEE. In consideration of the purchase of the Series A Notes upon the terms and conditions of this Agreement, the Guarantors hereby jointly and severally and unconditionally and irrevocably guarantee as a continuing obligation, the due and punctual payment of the Obligations (as defined in Section 2.4 below) in the currency in which the same is payable under the terms of this Agreement and the due and punctual performance and observance by the Company of all other obligations of the Company contained in this

Agreement and the Series A Notes (as defined below) (collectively, the "Guarantee"), and if the Company fails to pay any amount of the Obligations when due the Guarantors shall pay such amount to the Purchasers in the required currency as aforesaid forthwith upon receiving the written demand of the Majority Holders.

          2.2 DEMANDS. Demands may be made under the Guarantee from time to time and may be enforced irrespective of whether any steps or proceedings are or will be taken against the Company or any other person to recover under the Series A Notes or interest accrued thereon or this Agreement.

          2.3     INDEMNITY.  Without  prejudice  to  the guarantee contained in
Section 2.1, the Guarantors hereby jointly and severally and unconditionally and irrevocably undertake, as a separate, primary, additional and continuing obligation, to indemnify each Purchaser against all losses, liabilities, damages, costs and expenses whatsoever arising out of any failure by the Company to make due and punctual payment of the Obligations or in the due and punctual performance and observance of all other obligations under this Agreement and the Series A Notes. This indemnity shall remain in effect notwithstanding that the Guarantee under Section 2.1 may cease to be valid and enforceable against the Guarantors for any reason whatsoever.

          2.4 OBLIGATIONS. For the purpose of this Agreement, "Obligations" means any and all of the obligations of the Company (whether or not for the payment of money, and including any obligation to pay damages for breach of contract) which are or may become payable to the Purchasers or any of them pursuant to this Agreement, the Series A Notes or Article V (redemption) of the Certificate of Designation for the Series 3-A Preferred Stock.

          2.5 CONTINUING GUARANTEE. This Guarantee shall be a continuing guarantee and shall remain in full force and effect until the Obligations have been paid and performed in full, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Company or either or both of the Guarantors or any other person or any intermediate settlement of account or other matter whatsoever.

          2.6 PROTECTIVE CLAUSES. Without limiting Section 2.5, neither the liability of either of the Guarantors nor the validity or enforceability of this Guarantee shall be prejudiced, affected or discharged by:

               (a) the granting of any time or indulgence to the Company or any other person;

               (b) any variation or modification of this Agreement, the Series A Notes or any other document referred to herein or therein or related thereto;
               (c) the invalidity or unenforceability of any obligation or liability of any party under this Agreement, the Series A Notes or any other documents referred to herein or therein or related thereto;

               (d) any invalidity or irregularity in the execution of this Agreement, the Series A Notes or any other documents referred to herein or therein or related thereto;

               (e) any lack of capacity or deficiency in the powers of the Company, any Guarantor or any other person to enter into or perform any of its obligations under this Agreement, the Series A Notes or any other documents referred to herein or therein or related thereto or any irregularity in the exercise thereof or any lack of authority by any person purporting to act on behalf of the Company, the Guarantors or such other person;

               (f) the insolvency, bankruptcy or liquidation or any incapacity, disability or limitation or any change in the constitution or status of the Company or either or both of the Guarantors or any other person;

               (g) any other security document, security interest, guarantee or other security or right or remedy being or becoming held by or available to any Purchaser or by any other person or by any of the same being or becoming wholly or partly void, voidable, unenforceable or impaired or by any Purchaser at any time releasing, refraining from enforcing, varying or in any other way dealing with any of the same or any power, right or remedy any Purchaser may now or hereafter have from or against the Company or any other person;

               (h) any waiver, exercise, omission to exercise, compromise, renewal or release of any rights against the Company or any other person or any compromise, arrangement or settlement with any of the same; or

               (i) any act, omission, event or circumstance which would or may but for this provision operate to prejudice, affect or discharge this Guarantee or the liability of the Guarantors hereunder.

          2.7     Taxes  and  Other  Deductions.

               (a)     Funds.  All  payments  to  be  made  by  the  Company  or
                       -----
Guarantors or any other person under this Purchaser shall be made in full in immediately available U.S. Dollars without any set off or consideration whatsoever, free and clear of any Taxes, deductions or withholdings save as required by law.

               (b)     Taxes.  If at any time Company or a Guarantor is required
                       -----
to make any deduction or withholding in respect of Taxes (as defined below) or otherwise from any payment due under this Agreement or the Series A Notes, the sum due from such Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholdings, each Purchaser receives on the due date for such payment (and retains, free from and clear of any Taxes or otherwise) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and such Guarantor shall indemnify each Purchaser against any losses or costs incurred by any of them by reason of any failure of such Guarantor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. Such Guarantor shall promptly deliver to the Purchaser any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid. "Taxes" shall mean taxes, charges, fees, levies or other assessments of any nature, including, without limitation, sales, value added, use, excise, real or personal property, withholding, stamp or other taxes, customs, duties or landing fees or other government charges however designated, now or hereafter imposed, collected or assessed by, or payable to, any taxing authority of any country and shall include interest, penalties and additions imposed, collected or assessed or payable with respect to such amount.

          2.8 COSTS, CHARGES AND EXPENSES. The Company and each of the Guarantors shall from time to time forthwith on demand of the holders of a majority of the then outstanding principal amount of the Series A Notes (the "Majority Holders") pay to or reimburse the Purchaser for all reasonable costs, charges and expenses (including reasonable legal fees for one counsel for all Purchasers and other reasonable fees on a full indemnity basis) incurred by any Purchaser in connection with the enforcement of any of their rights or powers hereunder or in suing for or seeking to recover any sums due hereunder or in defending any claims brought against them in respect of this Agreement, the Series A Notes or this Guarantee and until payment of the same in full, all such costs, charges and expenses shall be secured by this Guarantee.

          2.9 UNDERTAKINGS. Each Guarantor hereby undertakes and agrees jointly and severally with the Purchasers that the undertakings in this Article 2 shall remain in force throughout the continuance of this Guarantee and so long as the Obligations or any part thereof remains owing or outstanding.

          2.10 UNRESTRICTED RIGHT OF ENFORCEMENT. The Guarantee may be enforced without any Purchaser first having made any demand or had recourse to any other security or rights or taking any other steps or proceedings against the Company, either or both of the Guarantors or any other person and may be enforced for any balance due after resorting to any one or more other means of obtaining payment or discharge of the monies, obligations and liabilities hereby secured.

          2.11 DISCHARGE AND RELEASE. Notwithstanding any discharge, release or settlement from time to time between any Purchaser and the Guarantors, if any security, disposition or payment granted or made to the Majority Holders or any Purchaser in respect of the Obligations by the Guarantors or any other person is avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any provision, law or enactment relating to bankruptcy, insolvency, liquidation, winding-up, composition or arrangement for the time being in force or for any other reason, the Majority Holders shall be entitled hereafter to enforce this Agreement as if no such discharge, release or settlement had occurred.

          2.12 AMENDMENT. Any amendment or waiver of any provision of the Guarantee and any waiver of any default under this Agreement shall only by effective if made in writing and signed by the Majority Holders.

     3.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

               As used herein, (i) any reference to any event, change or effect being "material" with respect to the Company or any Subsidiary (as defined herein) means an event, change or effect which is material in relation to the financial condition, properties, business, operations, assets or results of operations of the Company and each Subsidiary, taken as a whole, and (ii) the term "Material Adverse Effect" on the Company means a material adverse effect on the financial condition, properties, business, operations, assets or results of operations of the Company and its Subsidiaries, taken as a whole. As of the date hereof and each Additional Closing, the Company hereby represents and warrants to, and covenants with, each Purchaser, except as contemplated by this Agreement or as set forth in the Disclosure Schedule (the "Disclosure Schedule") attached hereto, as follows:

          3.1 ORGANIZATION AND STANDING. The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business in the manner presently conducted and to enter into and perform its obligations under this Agreement, the Series A Notes and, subject to obtaining shareholder approval of the Shareholder Proposals, the Certificate of Designation for designation of the Exchange Shares (the "Certificate of Designation"). The Company and each of the Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940. The Company has made available to the Purchasers a true, complete and correct copy of the Company's certificate of incorporation and bylaws and the constitution documents of each Subsidiary, each as amended to date (collectively, the "Organizational Documents"). The Organizational Documents are in full force and effect.

          3.2 CAPITALIZATION. As of the date hereof, the authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Company's Annual Report on form 10-KSB for the fiscal year ended January 31, 2001, as filed with the SEC on May 16, 2001, as amended (the "Form 10-K") and Quarterly Report on form 10-Q for the fiscal period ended April 30, 2001 (the "Form 10-Q"), with such changes as are (a) contemplated by the Acquisition Agreement, this Agreement or the Series B Note Agreement or (b) set forth on
Schedule 3.2. The authorized capital also includes shares of Series 3-A Preferred Stock having the rights, privileges and preferences set forth in the Certificate of Designation, none of which shares have been issued prior to the date hereof. All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company have been issued in violation of the pre-emptive or other similar rights of any person or in violation of any applicable securities laws or regulations. Except as otherwise specified in Schedule 3.2 hereto or described in the Form 10-Q,
                              ------------
there are no shares of capital stock or other securities of the Company or any Subsidiary (i) reserved for issuance or (ii) subject to preemptive rights or any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or other instruments outstanding or in effect giving any person the right to acquire any shares of capital stock or other securities of the Company or any Subsidiary or any commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Subsidiary. On the date hereof the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Company. The sale of the Series A Notes, Exchange Shares and Conversion Shares is not subject to any preemptive rights or rights of first refusal and, when issued and delivered in compliance with the provisions of this Agreement, the Series A Notes and/or the Certificate of Designation, the Exchange Shares and Conversion Shares will be duly and validly issued, fully paid and nonassessable, and will be free of any liens, encumbrances or restrictions on transfer; provided, however, that (a) the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed, and (b) the Securities shall only be assigned pursuant to Section 8.3 hereof.

          3.3 AUTHORIZATION OF AGREEMENTS. This Agreement and the Series A Notes have been duly authorized, executed and delivered by the Company, and this Agreement and each of the Series A Notes constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles except that the right of the holder of Exchange Shares to convert Exchange Shares into Conversion Shares is subject to receipt of shareholder approval of the Shareholder Proposals (as herein defined). The Board of Directors of the Company has approved the Shareholder
Proposals and recommended approval thereof by the stockholders of the Company and has duly approved the Certificate of Designation. Such Certificate of Designation has been duly filed with the Secretary of State of Delaware and is in full force and effect.

          3.4 ABSENCE OF DEFAULTS AND CONFLICTS. None of the Company nor any Subsidiary (as defined below) is in violation of its organizational documents. Except as set forth on Schedule 3.4, the execution, delivery, performance and consummation of this Agreement and the Series A Notes and issuance of the Exchange Shares and the Conversion Shares by the Company does not and will not, with respect to the Company and each Subsidiary, directly or indirectly, (with or without the giving of notice or the lapse of time or both):
(i) subject in the case of the issuance of the Conversion Shares to the receipt of shareholder approval of the Shareholder Proposals, contravene, conflict with, or constitute or result in a breach or violation of, or a default under (A) any provision of any of the Organizational Documents or (B) any resolution adopted by the Board of Directors (or similar governing body) or the stockholders of the Company or any Subsidiary; (ii) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the acceleration of, or the triggering of any payment or other obligations pursuant to, any existing benefit plan maintained by the Company or any Subsidiary or any grant or award made under any of the foregoing; (iii) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, or the cancellation, modification or termination of, or the acceleration of, or the creation of a lien on any properties or assets owned or used by the Company or any Subsidiary pursuant to, any provision of any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject ("Contract"), except for those that would not individually or in the aggregate result in a Material Adverse Effect; (iv) contravene, conflict with, or constitute or result in a breach or violation of, any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, requirement, administrative ruling, order, ordinance, principle of common law, code, regulation, statute, treaty or process ("Law") or any award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity or other tribunal of competent jurisdiction ("Order") or give any foreign, federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department or official thereof) ("Governmental Entity") or any other person the right to challenge any of the transactions contemplated herein or to exercise any remedy or obtain any relief under, any Law or any Order to which the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary, are subject; (v) require any filing by the Company or any Subsidiary with, or approval or consent or other action by, any Governmental Entity or any other person; (vi) contravene, conflict with, or constitute or result in a breach or violation of, or a default under, any provision of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any license or permit that is held by the Company or any Subsidiary or that otherwise relates to the business of the Company or any Subsidiary, or any of the assets owned or used by the Company or any Subsidiary; or (vii) cause any of the assets owned by the Company or any Subsidiary as of the date hereof to be reassessed or revalued by the taxing authority or other Governmental Entity.

          3.5 ABSENCE OF PROCEEDINGS. Except as described in the Form 10-K or the Form 10-Q or set forth in Schedule 3.5, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary which might reasonably be expected individually or in the aggregate to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any Subsidiaries or the consummation of the transactions contemplated in this Agreement, the Series A Notes or the Certificate of Designation or the performance by the Company of its obligations hereunder. Except as disclosed in the Form 10-K or Form 10-Q, or set forth in Schedule 3.5, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action.

          3.6     INTELLECTUAL  PROPERTY.

               (a)     Intellectual  Property  Assets.  The  term  "Intellectual
                       ------------------------------
Property  Assets"  includes:

                    (i) names Vsource, NetCel360 and all registered trademarks, service marks, and applications (collectively, "Marks");

                    (ii) all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); and

                    (iii) all domain names and URL addresses for websites on the internet or the world wide web ("Domain Names"); owned, used, or licensed by the Company or any Subsidiary as licensee or licensor.

               (b)     Intellectual  Property  Necessary  for  the  Company's
                       ------------------------------------------------------
Business.  The  Intellectual  Property  Assets  are  all those necessary for the
       -
operation of the business of the Company and its Subsidiaries as it is currently conducted. Except as set forth in Schedule 3.6(b) of the Disclosure Schedule, the Company and/or one or more of the Subsidiaries is the owner of all right, title, and interest in and to, or has the right to use, each of the Intellectual Property Assets, free and clear of all Liens (except for the Liens granted under the Bridge Loans (the "Bridge Loan Liens")), and other adverse claims and has the right to use, without any payment to any third party in excess of $50,000 per year, all of the Intellectual Property Assets.

               (c)     Trademarks.
                       ----------

                    (i) Except as set forth on Schedule 3.6(c), the Form 10-K contains a true, complete and correct list and summary description of all Marks. To the knowledge of the Company, the Company and/or one or more of the Subsidiaries is the owner, licensor or licensee of all right, title, and interest in and to each of the Marks, free and clear of all Liens (except for the Bridge Loan Liens), and other adverse claims.

                    (ii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of the Company, no such action is threatened with respect to any of the Marks.

                    (iii) To the knowledge of the Company, there is no trademark or trademark application of any third party which potentially interferes with any of the Marks.

                    (iv) No Mark is infringed or, to the knowledge of the Company, has been challenged or threatened in any way by any other Person. To the knowledge of the Company, none of the Marks used by the Company or any Subsidiary infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               (d)     Trade  Secrets.  To  the  knowledge  of  the Company, the
                       --------------
Company and/or one or more of the Subsidiaries has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. To the knowledge of the Company, the Trade Secrets are not part of the public knowledge or literature, and, to the knowledge of the Company, have not been used, divulged, or appropriated either for the benefit of any person (other than the Company or any Subsidiary or pursuant to a non-disclosure agreement), or to the detriment of the Company or any Subsidiary. No Trade Secret is subject to any adverse claim or, to the knowledge of the Company or any Subsidiary, has been challenged or threatened in any way.

               (e)     Domain  Names.  Schedule  3.6(e)  of  the Disclosure
                       -------------
Schedule sets forth a complete list of all Domain Names used in the conduct of the business of the Company and its Subsidiaries. The Company and/or one or more Subsidiaries is the owner of all right, title, and interest in and to each of the Domain Names, free and clear of all Liens (except for the Bridge Loan Liens). Such Domain Names are properly registered with Network Solutions or such other agency or company duly authorized by relevant Governmental Entities to maintain such registry, and all fees due in respect of such registration have been paid.

          3.7 PRIVATE PLACEMENT. Neither the Company nor any affiliate (as defined in Rule 405 under the Securities Act) thereof has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the U.S. Securities Act of 1933 (the "Securities Act") of the Securities or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) or any directed selling efforts (as defined under the Securities Act) in the United States in connection with the offer and sale of the Securities. Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 3 hereof, the offer, issue, and sale of the Securities: (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"); and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption, and (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

          3.8 SUBSIDIARIES. Each subsidiary of the Company, meaning any entity in which the Company, directly or indirectly, beneficially owns more than 50% of the equity interest in, or the voting control of, such company (each, a "Subsidiary"), is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties, conduct its business as and to the extent now conducted. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set out in Schedule 3.8, are owned, beneficially
                                           ------------
and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all liens, charges, encumbrances, options, rights of pre-emption and third party rights whatsoever (collectively, "Liens"). A complete list of all Subsidiaries is set out in Schedule 3.8. Except as set out in that
                                     -------------
schedule, the Company does not own, directly or indirectly, any of the capital stock or voting stock of any other company or corporation.

          3.9 LIABILITIES. Except potential Liabilities referred to in the Form 10-Q or as set forth on Schedule 3.9, neither the Company nor any Subsidiary has any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due ("Liability") (and, to the knowledge of the Company, there is no basis for any present or future action against it giving rise to any Liability) except for (i) Liabilities or obligations reflected or reserved against on the balance sheet contained in the Financial Statements or the Interim Financial Statements (as defined herein) and (ii) current Liabilities incurred in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law) since the date thereof.

          3.10 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by any person against the Purchasers (or any of them), the Company or any Subsidiary for a finder's fee, brokerage commission or similar payment.

          3.11 SEC FILINGS. Except as disclosed in the Disclosure Schedule, the Form 10-K or the Form 10-Q (including any financial statements or schedules included therein) and each other filing of the Company under the Securities Exchange Act of 1934, as amended, made since May 15, 2001 (i) complied with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, in all material respects, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          3.12 FINANCIAL STATEMENTS. The audited consolidated financial statements of (i) the Company as of and for the years ended January 31, 2000 and January 31, 2001 and (ii) NetCel360 Holdings Limited ("Holdings") as of and for the year ended December 31, 2000 (collectively, the "Financial Statements") and the unaudited consolidated financial statements of the Company as of and for the three months ended April 30, 2001 and of Holdings as of and for the three months ended March 31, 2001 (collectively, the "Interim Financial Statements"), which have been made available to the Purchasers, have been prepared in accordance with US generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto) and present fairly in all material respects the consolidated financial condition and consolidated operating results of the Company or Holdings, as the case may be, of the dates and during the periods indicated therein in conformance with GAAP, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, consistent with past practices. As of their respective date, the Financial Statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the Financial Statements, the Interim Financial Statements, the Form 10-K, Form 10-Q or a Current Report on Form 8-K filed by the Company with the SEC prior to the applicable Closing, or arising in the ordinary course of business since April 1, 2001, as of the date hereof none of the Company nor any Subsidiary has (A) incurred any material liabilities of any nature (matured or unmatured, fixed or contingent) or (B) made any material disposal of assets, suffered any loss or material damage of any assets, waived any valuable rights, made any material change in any material contract to which it is a party or declared or paid any dividends.

          3.13 NON-COMPETITION AGREEMENTS. Except as set forth in the Disclosure Schedule delivered by Holdings to the Company in connection with the Acquisition, neither the Company nor any of its Subsidiaries is a party to any non-competition or other agreement or subject to any duty which prohibits or limits the ability of the Company or any Subsidiary (i) to engage in any line of business, (ii) to compete with any person, (iii) to carry on or expand the nature or geographical scope of the business of the Company or such Subsidiary anywhere in the world or (iv) to disclose any confidential information in the possession of the Company or any Subsidiary (any not otherwise generally available to the public), other than, in the case of (iv) only, any contract for the sale or purchase of goods or services or any non-disclosure agreement entered into in connection with the possible or actual sale or purchase of goods or services in the ordinary course of business that does not meet any other of the criteria set forth in this Section 3.13.

          3.14 CERTAIN PAYMENTS. Since their incorporation or organization, neither the Company nor any Subsidiary has, nor has any representative of Company or any Subsidiary, or to the knowledge of the Company or any other person associated with or acting for or on behalf of the Company or any Subsidiary, directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company or any Subsidiary.

          3.15 SMALL BUSINESS MATTERS. The Company acknowledges and understands that Mercantile Capital Partners I, LP is a Federal licensee under the Small Business Investment Act of 1958 and the regulations promulgated thereunder, each as amended (the "SBIC Act"). The Company, together with its "affiliates" (as that term is defined in the SBIC Act, including, without
-----------
limitation,  Title  13,  Code  of Federal Regulations, Sec.121.103), is a "small
                                                                           -----
business  concern"  within the meaning of Title 13, Code of Federal Regulations,
-----------------
Sec.121.301(c). The information regarding the Company and its affiliates set forth in the SBA Form 480, Form 652 and Parts A and B of Form 1031 and the Use of Proceeds Statement delivered at the Closing is accurate and complete. The Company does not presently engage in, and does not intend to engage in, any activities, nor does the Company intend to use, directly or indirectly, the proceeds from the Series A Notes for any purpose for which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act (including under Title 13, Code of Federal Regulations, Sec.Sec. 107.720).

          3.16 NO OTHER REPRESENTATIONS. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that the Company is not making any representation or warranty whatsoever, express or implied, except those representations, and warranties contained in this Article 3.

     4.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  PURCHASERS

          Each Purchaser, severally but not jointly, hereby represents and warrants to the Company as follows:

          4.1 LEGAL POWER. It has the requisite legal power to enter into this Agreement, to purchase the Series A Notes hereunder and to carry out and perform its obligations under the terms of this Agreement.

          4.2 DUE EXECUTION. This Agreement have been duly authorized, executed and delivered by it, and, upon due execution and delivery by the Company and such Purchaser, this Agreement and will be valid and binding agreements of it, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and subject to the availability of equitable remedies.

          4.3 NO CONFLICTS; NO CONSENTS REQUIRED. The execution, delivery and performance of and compliance with this Agreement by such Purchaser will not result in any violation of any term of any material mortgage, indenture, contract, agreement or other instrument or any judgment, decree or order to which such Purchaser is a party or subject, or be in conflict with or constitute a default under any such term. All consents, approvals, orders, or authorizations of or registrations, qualifications, designations, declarations, or filings with, any governmental authority or other third party, required on the part of the Purchaser in connection with the valid execution and delivery of this Agreement, the purchase of the Securities, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing.

          4.4     INVESTMENT  REPRESENTATIONS.

               (a) It is acquiring the Securities for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

               (b) It understands that (i) the Securities have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration;
(ii) each certificate representing the Series A Notes, Exchange Shares and Conversion Shares will be endorsed with a legend similar to the following legend:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT COVERING SUCH SECURITIES AND IN COMPLIANCE WITH SUCH STATE LAWS OR IF THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE 1933 ACT AND SUCH APPLICABLE STATE LAWS."

and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied; provided, however, that no such opinion of counsel shall be necessary if the sale, transfer or assignment is made pursuant to Securities and Exchange Commission ("SEC") Rule 144 and such Purchaser provides the Company with evidence reasonably satisfactory to the Company and its counsel that the proposed transaction satisfies the requirements of Rule
144. The Company agrees to remove the foregoing legend from any securities if the requirements of SEC Rule 144(k) (or any successor rule or regulation) apply with respect to such securities and the Company and its counsel are provided with reasonably satisfactory evidence that the requirements of Rule 144(k) apply.

                    (c) It is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

                    (d) It has reviewed this Agreement and the Certificate of Designation and all the schedules and exhibits to such documents carefully and has conducted such investigation of the Company as it has deemed appropriate and has had the questions it has asked of the Company answered to its satisfaction.

                    (e) It has not been offered the Securities by any form of advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by such media.

                    (f) It is (i) an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect; or (ii) not a "U.S. person" within the meaning of SEC Rule 902 and is acquiring the Securities in an "offshore transaction" as defined in SEC Rule 902.

                    (g) If Purchaser is a corporation, partnership, trust or other entity, it was not formed for the specific purpose of acquiring the Shares offered hereunder.


                    (h) Its principal address is as set forth on Exhibit A hereto, and it does not reside in any state of the United States other than the state specified in its address on Exhibit A, if at all.

     5.     CONDITIONS  TO  CLOSING

          5.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASERS AT THE CLOSING. Each Purchaser's obligation to purchase the Series A Notes at the Closing is subject to the fulfillment, at or prior to the Closing, of all of the following conditions, any of which may be waived by such Purchaser:

               (a)     Representations  and  Warranties;  Performance  of
                       --------------------------------------------------
Obligations.  The  representations and warranties made by the Company in Section
          -
3 hereof shall be true and correct in all material respects on the date of the Closing, with the same force and effect as if they had been made on and as of said date; and the Company shall have performed and complied with in all material respects all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing.

               (b)     Certificate  of  Designation.  The  Company  shall  have
                       ----------------------------
executed and filed with the Delaware Secretary of State the Certificate of Designation in the form of Exhibit C attached hereto (the "Certificate of Designation").

               (c)     Proceedings  and  Documents.  All  corporate  and  other
                       ---------------------------
proceedings in connection with the transactions contemplated at the Closing, and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers' counsel, which shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

               (d)     Qualifications;  Legal  Investment.  All  authorizations,
                       ----------------------------------
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with and prior to the lawful sale and issuance of the Securities pursuant to this Agreement and all authorizations, approvals and permits, if any, needed by such Purchaser to purchase the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, the California Commissioner of Corporations, the Delaware Secretary of State or a similar official of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

               (e)     Payment  of Purchase Price.  The aggregate Purchase Price
                       --------------------------
for all Series A Notes purchased on or before the First Closing date by all Purchasers at the First Closing shall equal or exceed $1,500,000.

               (f)     Use  of  Proceeds.  The  Company shall have delivered for
                       -----------------
each Purchaser which is licensed as a small business investment company under the SBIC Act (the "SBIC Holder"), completed and executed United States Small Business Administration ("SBA") Forms 480, 652 and 1031 (Parts A and B) together with a written statement from the Company regarding its intended use of proceeds from the sale of the Series A Notes hereunder (the "Use of Proceeds Statement").

               (g)     Opinion of Company Counsel.  The Company's legal counsel,
                       --------------------------
McDermott, Will & Emery, shall have delivered an opinion to the Purchasers addressing the issues customarily addressed in transactions of the nature of those contemplated in this Agreement and which shall be reasonably satisfactory in form and content to Mercantile Capital Partners I, L.P., one of the Purchasers ("Mercantile").

               (h)     SBA  Approval.  Each  Purchaser  which  is  a SBIC Holder
                       -------------
shall have received all approvals from the SBA necessary to purchase the Securities.

          5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY AT THE CLOSING. The Company's obligation to issue and sell the Series A Notes under this Agreement to a Purchaser is subject to the fulfillment, on or prior to the Closing, of the following conditions as to such Purchaser, any of which may be waived by the
Company:

               (a)     Representations  and  Warranties,  Performance  of
                       --------------------------------------------------
Obligations.  The  representations  and  warranties  made  by  such Purchaser in
          -
Section 4 hereof shall be true and correct at the date of the Closing, with the same force and effect as if they had been made on and as of said date. Such Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Closing.

               (b)     Qualifications,  Legal  Investment.  All  authorizations,
                       ----------------------------------
approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Series A Notes pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, the California Commissioner of Corporations, the Delaware Secretary of State or any similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which such Purchaser and the Company are subject.

               (c)     Payment  of  Purchase  Price.  Such  Purchaser shall have
                       ----------------------------
delivered  the  Purchase  Price  for  the  Series  A  Notes  purchased  by  it.

     6.   COVENANTS

          6.1 COVENANTS OF THE COMPANY. The Company and each Guarantor covenants with each Purchaser, so long as Series A Notes with an aggregate principal amount of at least 50% of the principal amount of the Series A Notes issued at the First Closing are outstanding, that:

               (a)     Stamp  Tax.  The  Company and the Guarantors will pay (1)
                       ----------
any stamp, issue, registration, documentary or other similar taxes and duties including interest and penalties, payable on or in connection with the issuance of the Series A Notes or the Guarantee, the creation, issue and offering of the Securities, if any, received in the exchange or upon conversion of the Series A Notes or Series 3-A Preferred Stock, or the execution or delivery of this Agreement or the Series A Notes; and (2) in addition to any amount payable by the Company or the Guarantors under this Agreement, any value added, turnover or similar tax payable in respect of that amount.

               (b)     Notification  of  Defaults.  Each  of the Company and the
                       --------------------------
Guarantors will notify the Purchasers in writing of any Event of Default (as defined in Section 7.1) forthwith upon the occurrence thereof.

               (c)     Consents.  Each  of  the  Company and the Guarantors will
                       --------
obtain and promptly renew from time to time and thereafter maintain in full force and effect, and will comply with and upon the Purchasers' request will promptly furnish certified copies to the Purchasers of, all such authorizations, approvals, consents, licenses and exemptions as may be required under any applicable law or regulation to enable it to perform its obligations under this Agreement or required for the validity or enforceability of this Agreement.

               (d)     Pari  Passu  Ranking.  Each  of  the  Company  and  the
                       --------------------
Guarantors undertakes that its obligations hereunder and under the Series A Notes do and will at all times rank at least pari passu with all of its other present and future unsecured obligations save for the obligations under the Bridge Loan and any obligations preferred by law.

               (e)     Disposals.  Except  for  entering  into  and consummating
                       ---------
the Acquisition, each of the Company and the Guarantors will not and will procure that no other Subsidiary will, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily, sell, transfer, lease or otherwise dispose of all or any substantial part of its assets or revenues except for any of the following types of disposals provided such disposal does not adversely affect the ability of the Company or the Guarantors to perform its obligations under this Agreement:

                    (i) disposals made with the prior written consent of the Majority Holders;

                    (ii) disposals of cash raised or borrowed for the purposes for which such cash was raised or borrowed;

                    (iii) disposals of assets in exchange for other assets comparable as to type and value;

                    (iv) disposals of any of its assets on terms whereby such asset is leased to or re-acquired by the Company or Guarantor or any other Subsidiary in an amount not to exceed $5,000,000;

                    (v) any distribution of the surplus assets to the Company of either Guarantor or any Subsidiary in a liquidation or winding-up not involving insolvency;

                    (vi) the application of the proceeds of an issue of securities (whether equity or debt) for the purposes stated in the prospectus or other offering document relating to that issue; or

                    (vii) sales of assets pursuant to sale and leaseback transactions in an aggregate amount not to exceed $5,000,000.

               (f)     Mergers.
                       -------

                    (i) None of the Company or the Guarantors will without the prior written consent of the Majority Holders enter into any merger or consolidation with any entity.


                    (ii) None of the Company or the Guarantors will, and will procure that no Subsidiary will, without the prior written consent of the Majority Holders, acquire any assets or business or acquire or make any investment if such assets, business or investment is substantial in relation to the Company and its Subsidiaries taken as a whole.

               (g)     Maintenance  of  status  and  franchises.
                       ----------------------------------------

                    (i) Each of the Company and the Guarantors will do all such things as are necessary to maintain its corporate existence in good standing and to conduct its business in compliance with all laws, regulations, authorizations, agreements and obligations applicable to it and pay all taxes imposed on it when due.

                    (ii) Each of the Company and the Guarantors will and will procure that each Subsidiary will, ensure that it has the right and is duly qualified to conduct its business as it is or is intended as at the date hereof to be conducted in all applicable jurisdictions and will obtain and maintain all franchises and rights necessary for the conduct of its business.

               (h)     Constitutional  Documents.  Each  of  the Company and the
                       -------------------------
Guarantors shall procure that no amendment or supplement is made to their respective certificate of incorporation, by-laws, memorandum of association or articles of association, if any, which would have a material adverse effect on the Purchasers' interests hereunder without the prior written consent of the Majority Holders such consent not to be unreasonably withheld or delayed.

               (i)     Share Capital.  Except upon conversion or exchange of any
                       -------------
class of convertible or exchangeable securities, each of the Company and the Guarantors will not without the prior written consent of the Majority Holders, purchase or redeem any of their respective issued shares.

               (j)     Dividends.  Each  of  the Company and the Guarantors will
                       ---------
not and will procure that no Subsidiary will, without the prior written consent of the Majority Holders, pay any cash dividend or make any other distribution of cash to their respective shareholders other than dividends and distributions by Subsidiaries to the Company.

               (k)     Indebtedness.  None  of  the  Company or any Guarantor or
                       ------------
any Subsidiary will incur or guarantee any indebtedness exceeding US$5,000,000 in the aggregate without the prior written consent of the Majority Holders, other than pursuant to Section 1.3(b) and 1.3(c) hereof and other than as contemplated by the Tranche B Loan Agreement or, subject to the limitations contained in Section 6.3(e)(vii), in connection with customary sale and leaseback transactions.

               (l)     Lending.  Each  of  the  Company  and the Guarantors will
                            -------
not and will procure that no Subsidiary will make or grant any loan or advance except as may be necessary in the ordinary course of its business.

               (m)     Taxation.  All  payments  of  interest  in respect of the
                       --------
Loan will be made without withholding or deduction of or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by any authority unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. The Company will pay such additional amounts as may be necessary in order that the net amounts received by the Purchasers after such withholding or deduction shall equal the respective amounts receivable in respect of the Series A Notes in the absence of such withholding or deduction.

               (n)     Inspection  of  Property.  The  Company  will permit each
                       ------------------------
SBIC Holder or its representative, at such SBIC Holder's expense, and examiners of the SBA to visit and inspect the properties and assets of the Company and its Subsidiaries, to examine its books of account and records, and to discuss the Company's affairs, finances and accounts with the Company's and its Subsidiaries' officers, senior management and accountants, all at such reasonable times as may be requested by such Purchaser or the SBA.

          6.2 SBIC MATTERS. This Section 6.2 shall apply with regard to any Purchaser for so long as such Purchaser is an SBIC Holder regardless of whether such Purchaser holds Series A Notes, Exchange Shares or Conversion Shares.

               (a) From time to time as requested by any SBIC Holder, the Company shall deliver to each SBIC Holder a written statement certified by the Company's Chief Executive Officer or Chief Financial Officer describing in reasonable detail the use of the proceeds of the sale of the Series 3-A Preferred Stock hereunder by the Company and such other information as may be reasonably requested by the SBIC Holder, including without limitation a description of the use of proceeds of each SBIC Holder's investment, to (i) evaluate the financial condition of the Company for the purposes of valuing the SBIC Holder's investment, (ii) determine the continued eligibility of the Company under the SBIC Act, and (iii) verify the use of proceeds. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the SBA access to the Company's books and records for the purpose of verifying the use of such proceeds and the other information which was provided by the Company at or before the Closing on Forms 480 and 652. Such information shall be certified by the Company's Chief Executive Officer or Chief Financial Officer.

               (b) Promptly after the end of each fiscal year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by an SBIC Holder, the Company shall deliver to each SBIC Holder a written unaudited assessment of the economic impact of the SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes, other economic benefits resulting from the investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports) and such other information as may be required regarding the Company in connection with the filing of each SBIC Holder's SBA Form 468. All information submitted to the Purchasers in accordance with this Section shall be certified by the Chief Executive Officer or the Chief Financial Officer of the Company.

               (c) Neither the Company nor any of its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Sec. 121.103) will engage in any activities or use directly or indirectly the proceeds from the sale of the Series A Notes hereunder for any purpose for which a licensee under the SBIC Act is prohibited from providing funds by Title 13, Code of Federal Regulations, Sec. 107.720.

               (d) Without obtaining the prior written approval of each SBIC Holder, the Company will not change, within one (1) year of the First Closing, the Company's business activity to a business activity which a licensee under the SBIC Act is prohibited from providing funds by Title 13, Code of Federal Regulations, Sec. 107.720.

               (e)     If  the  Company  breaches the representations in Section
3.15 or the covenants set forth in this Section 6.2 in which, in either case, could result in an assertion by the SBA that the SBIC Holder and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Series A Notes or the Securities, and such breach continues for 20 days after receiving written notice thereof from a SBIC Holder, such breach or failure to comply shall constitute a material breach of this Agreement (a "Material Breach"). If a Material Breach occurs, then in addition to any other remedies generally available to the holders of the Securities pursuant to this Agreement, such SBIC Holder may demand that the Company repurchase any Series A Notes then held for the then outstanding principal amount plus all accrued interest thereon and any other Securities acquired by such SBIC Holder upon conversion of the Series A Notes pursuant to this Agreement at the redemption price for the Series 3-A Preferred Stock set forth in Section 5 of the Certificate of Designation. The Company will make such payment within thirty (30) days of receipt of a demand and SBIC Holder's delivery of the Securities, as the case may be.

          6.3 FEES. Promptly upon receipt of invoices therefor, the Company shall (a) pay one counsel for the lead Purchaser up to $100,000 for the actual legal fees and costs incurred in negotiating the terms hereof, the preparation of this Agreement and the other agreements and instruments delivered pursuant hereto, and consummating the transactions contemplated by this Agreement, (b) reimburse Mercantile for up to $45,000 of fees payable to the SBA as a result of its purchase of Series A Notes.

          6.4 REGISTRATION RIGHTS. The Company agrees that each of the Purchasers shall have the registration rights with respect to the Conversion Shares, if any, received by the Purchasers, which are set forth on Exhibit B
                                                                       ---------
hereto.

          6.5 SHAREHOLDER APPROVALS. Unless and until the applicable Alternative Condition (as defined below) is satisfied for a Shareholder Proposal (as defined below), the Company will use its reasonable efforts to (a) promptly (but not later than 60 days) following the Closing, prepare in proper form and file with the SEC a proxy statement on Schedule 14A ("Proxy Statement") for use in soliciting proxies for the approval by the shareholders of the Company of such Shareholder Proposal, (b) duly call, give notice of and convene a special meeting of its shareholders, as soon as practicable, but not later than 40 days after the Proxy Statement is cleared by the SEC, for purposes of obtaining shareholder approval of such Shareholder Proposal, and (c) have the Proxy Statement cleared by the SEC and obtain such shareholder approval. The term "Shareholder Proposals" shall mean each of (i) a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to at least 200 million shares, and (ii) a proposal to approve the issuance of the Conversion Shares upon conversion of the Series 3-A Preferred Stock. The "Alternative Condition" shall be satisfied with respect to a Shareholder Proposal if the Company has determined not to seek approval of such proposal and the Company has received an opinion of counsel, which has not been withdrawn, to the effect that (I) the approval that is not being sought is not required for the Company to issue shares of Common Stock upon the conversion of the Series 3-A Preferred Stock pursuant to Section VII of the Certificate of Designation, (II) such shares of Common Stock, upon issuance, will be fully paid, validly issued and nonassessable, and (III) such issuance would not violate the rules or regulations of any securities exchange or market on which any of the Company's securities are then listed, if any.

     7.     EVENTS  OF  DEFAULT

          7.1 DEFAULT. Upon the occurrence of any Event of Default, each Note then outstanding shall forthwith be immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, unless the Majority Holders otherwise determines, and the Purchasers may exercise any and all rights and remedies available to them under this Agreement or the Series A Notes or as provided by law.

An  "Event of Default" shall mean the occurrence of any of the following events:

               (a) Any proceeding shall be commenced by or against the Company or either Guarantor under any bankruptcy or insolvency laws, or the Company or a Guarantor shall take any action to authorize any of the foregoing; provided that if such proceeding is not instituted by or on behalf of the Company (or acquiesced by it) there shall be an "Event of Default" only if such proceeding shall remain unstayed for 60 days;

               (b) Any law, rule or regulation of any jurisdiction shall be enacted or promulgated that shall have a material adverse affect on the ability of the Company to perform any of its obligations hereunder or under the Series A Notes, including, without limitation, any moratorium or similar laws;

               (c) This Agreement or any of the Series A Notes ceases to be the legal, valid and binding obligation of the Company or the Guarantors enforceable in accordance with its terms;

               (d) if any governmental authority or agency of any jurisdiction condemns, seizes, compulsorily purchases or expropriates all or a substantial part of the assets of the Company and its Subsidiaries, taken as a whole, or places any material restriction on a material portion of the assets of such Company and its Subsidiaries, taken as a whole whether by way of cancellation or revocation of, or the imposition of conditions on, any licenses of such companies, or otherwise howsoever; and

               (e) as to an SBIC Holder only, there exists any Material Breach (as defined in Section 6.2(e).

          7.2 OTHER EVENTS. Without implication that the contrary would otherwise be true, the Purchasers retain all right to pursue any cause of action (including breach of contract) in the event that:

               (a) there is a material breach of this Agreement, the Certificate of Designation for the Series 3-A Preferred Stock or any Note by the Company or a Guarantor; or

               (b) Any representation or warranty made or deemed to be made or repeated by or in respect of the Company or either Guarantor in or pursuant to this Agreement is or proves to have been incorrect or misleading in any respect.

     8.   MISCELLANEOUS

          8.1 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Delaware. If any Delaware law or laws shall require or permit the application of the laws of any other jurisdiction to this Agreement, such Delaware law or laws shall be disregarded with the effect that the remaining laws of the State of Delaware shall nonetheless be applied.

          8.2 SURVIVAL AND DISCLOSURE SCHEDULE. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

          8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Each Purchaser shall be entitled to assign, transfer or participate all or any portion of the Securities; provided that (1) such transfers comply with all applicable law, (2) no such transfer is made to an entity which the Board of Directors of the Company determines in good faith is then a competitor of the Company (unless all common and preferred stock in the Company is being transferred to such competitor in such transaction), (3) transfers of Securities may not be made in amounts of less than $500,000, and
(4) prior to any assignment, each assignee shall execute and deliver to the Company a joinder to this Agreement agreeing to be fully bound by, and subject to, all of the covenants, terms and conditions of this Agreement.

          8.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

          8.5 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties; and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.6 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of 75% of the sum of the aggregate principal amount of the Series A Notes then outstanding and the aggregate Original Issue Price (as defined in the Certificate of Designation) of the Series 3-A Preferred Stock then outstanding, if any; provided, however, that no such amendment or waiver shall reduce the amount of the Series A Notes or Series 3-A Preferred Stock the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all of the Series A Notes; provided, further, however, that any amendment, modification or waiver that would change the interest rate, maturity date, or conversion price or privilege (it being understood that if the Company complies with Section 5 of the Note, the Company will not be deemed to have modified such conversion price or privilege), shall not be effective as to such Purchaser without such Purchaser's prior written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the record holders of the Securities who have not previously consented thereto in writing.

          8.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to any party hereto or any subsequent holder of any Securities upon any breach, default or noncompliance of any other party under this Agreement or under the Certificate of Incorporation or Bylaws of the Company shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on any party's part of or to any breach, default or noncompliance under this Agreement or under the Certificate of Incorporation or Bylaws of the Company or any waiver on any party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing; and all remedies, either under this Agreement, the Certificate of Incorporation or Bylaws, any law, or otherwise afforded to any party, shall be cumulative and not alternative.

          8.8 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by telecopier, nationally recognized overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed:

     If  to a Purchaser:      at  such  Purchaser's  address  as  set  forth  on
                              Exhibit A attached hereto, or at such other address as such Purchaser shall have furnished to the Company in writing,


     If to the Company, to:   Vsource,  Inc.
                              5740  Ralston  Street,  Suite  110
                              Ventura,  California  93003
                              Attention:  Sandy  Waddell
                              Facsimile:     (805)  677-6740
     with  a  copy  to:       McDermott,  Will  &  Emery
                              227  W.  Monroe
                              Chicago,  Illinois  60606
                              Attention:  Brooks  Gruemmer,  Esq.
                              Facsimile:     (312)  984-7700

          Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two business days after being sent, if sent by nationally recognized overnight courier, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail, postage prepaid, return receipt requested. Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

          8.9 TITLES AND SUBTITLES, NUMBER AND GENDER. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Whenever the context requires, the plural shall include the singular and the reverse and each gender shall include the others.

          8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Executed as of the date first set forth above.

                                      VSOURCE,  INC.


                                      By:  /s/  Sandford  Waddell
                                           ------------------------
                                           Sandford  Waddell
                                           Chief Financial Officer

                                      GUARANTORS

                                      NETCEL360.COM  LTD.


                                      By:  /s/  Phillip E. Kelly
                                           ------------------------
                                           Name: Phillip E. Kelly
                                                 ------------------
                                           Title:


                                      NETCEL360  SDN  BHD


                                      By:  /s/  Phillip E. Kelly
                                           ------------------------
                                           Name: Phillip E. Kelly
                                                -------------------
                                           Title:

This is page 27 to the Convertible Note Purchase Agreement to which Vsource, Inc., a Delaware corporation, the Guarantors and the Purchaser set forth below are parties:


PURCHASER:

MERCANTILE CAPITAL PARTNERS I, L.P., an Illinois limited partnership

By:     Mercantile  Capital  Group,  LLC,
        a  Delaware  limited  liability  company,
        its  General  Partner

        By:     Mercantile  Capital  Management  Corp.,
                an  Illinois  Corporation
                its  Manager

                By:     /s/  I.  Steven  Edelson
                        ------------------------
                        I.  Steven  Edelson
                        President


1372  Shermer  Road
Northbrook,  IL  60062
Attn:  Steven  Edelson

Purchase Price: $   1,300,000                            Dated: June 20, 2001
                -----------------
                [amount investing]

This  is  page  28  to the Convertible Note Purchase Agreement to which Vsource,
Inc.,  a  Delaware  corporation,  and the Purchaser set forth below are parties:

PURCHASER:


/s/  Dennis  Smith
------------------
Dennis  Smith


Pursuant to Section 1.3(d), the undersigned is delivering a promissory note in the initial principal amount of $237,500, issued in respect of the undersigned's Tranche B Loan.

____________________
____________________
____________________

Purchase Price: $239,030.56                              Dated: June 20, 2001
                ----------
               [amount investing]

This  is  page  29  to the Convertible Note Purchase Agreement to which Vsource,
Inc.,  a  Delaware  corporation,  and the Purchaser set forth below are parties:

PURCHASER:


Phillip  E.  Kelly

/s/  Phillip  E.  Kelly
-----------------------
c/o  NetCel360 Hong Kong Limited
5th  Floor,  AXA  Centre
151  Gloucester  Road
Wanchai,  Hong  Kong

Purchase  Price: $                    *         Dated:  6/19/01
                  --------------------                  -------
                  [amount investing]

* Pursuant to Section 1.3(d) of the Convertible Note Purchase Agreement, the Purchase is hereby paying the Purchase Price for its Series A Notes by delivering its Tranche B Bridge Note in the principal amount of US$

This  is  page  29  to the Convertible Note Purchase Agreement to which Vsource,
Inc.,  a  Delaware  corporation,  and the Purchaser set forth below are parties:

PURCHASER:

BAPEF  Investments  XII,  Ltd.,
a British Virgin Islands company


By:  /s/  A. W. Guille
     -----------------------
     Name:  A. W. Guille
     Title: Director

c/o International Private Equity Services Ltd.
P.O.  Box  431
13-14  Victoria  Road
Guemsy,  UK
GY13ZD
Attn:  Connie  Helyar

Purchase  Price:  $     1,000,000                Dated:  21 June 2001
                        ---------                        ------------

This is page 30 to the Convertible Note Purchase Agreement to which Vsource, Inc. a Delaware corporation, and the Purchaser set forth below are parties:

PURCHASER:


John  Gerard  Cantillon

/s/  John Gerard Cantillon
---------------------------
10  Jalan  Marie  Pitchay
Tanjong  Bungah
Hillside,  Penang  11200
Malaysia

Purchase  Price: $                    *         Dated:  20/6/01
                  --------------------                  -------
                  [amount investing]

     Tranche  A:  $1,000,000
     Tranche  B:  $500,000

EXHIBIT  A

                           SCHEDULE OF PURCHASERS


      NAME AND ADDRESS               PRINCIPAL AMOUNT      FORM AND AMOUNT OF
            OF                            OF NOTE            PURCHASE PRICE
        PURCHASER
==============================================================================

Mercantile Capital Partners I, L.P.  $       1,300,000  Cash

Dennis Smith                         $      239,030.56  Surrender of note for
                                                        Tranche B Loan

Phillip Kelly                        $      767,413.89  Surrender of note for
                                                        Tranche B Loan

Barings                              $       1,000,000  Cash

Jack Cantilon                        $       1,000,000  Cash

                                    EXHIBIT B

                         REGISTRATION RIGHTS PROVISIONS

     Section  1.1  Definitions.  The following terms when used in this Exhibit B
                   -----------
shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Holder" shall mean any Purchaser or any transferee permitted under Section
8.3  of  the  Agreement.

     "Registrable Securities" shall mean any Conversion Shares held by a Holder and any equity securities of the Company issued or issuable with respect to such shares of common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and held by a Holder; provided, however, that any share of such securities shall cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and such securities have been disposed of pursuant to such effective registration statement or (ii) such securities are distributed to the public pursuant to Rule 144 (or any similar or successor provision then in force) under the Securities Act.

     Section  1.2  Registration  Procedures.  The  Company  shall:
                   ------------------------

     (a) Prepare and file with the Commission a registration statement with respect to the Registrable Securities (which registration statement may also include securities held by other holders of Company common stock) within the later of (a) December 20, 2001 and (b) one (1) month after an issuance of common stock of the Company pursuant to Section 7 of the Certificate of Designation, and use its reasonable efforts to (A) have such registration statement declared effective within two (2) months after such registration statement was required to be filed, and (B) cause the registration statement to remain effective until the earlier of (i) the date when all Registrable Securities have been sold, or
(ii) one (1) year after such registration statement is declared effective (unless the Company is, and remains, eligible to use Form S-3 or any successor short-form form registration statement, in which case the period shall be 2 years) provided however, that such 1-year period (or 2-year period as the case may be) shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such registration at the request of an underwriter of the Company common stock of the Company (or other securities of the Company) pursuant to Section 1.5 and for a period of time equal to the period during which Registrable Securities could not be sold pursuant to a notice delivered by the Company pursuant to Section 1.2(d);

     (b) Use its reasonable efforts to prepare and file with the Securities and Exchange Commission (the "Commission") such amendments and supplements (including post-effective amendments) to such registration statement and the prospectuses used in connection therewith as may be necessary to keep the registration statement effective for the period referred to in clause (a) and comply with the provisions of the Securities Act of 1933, as amended (the

"Securities Act") with respect to the disposition of all securities covered by the registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement;

     (c) Furnish to each Holder of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto (including post-effective amendments), the prospectus included in the registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

     (d) Notify each Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and promptly prepare and file a supplement or amendment (including post-effective amendments) to the prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

     (e) Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or market on which similar securities issued by the Company are then listed, if any;

     (f) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that (a) if the Company's shares are no longer listed on a national securities exchange or traded on the Nasdaq National Market then the Holders may only request such registration and qualification in up to 10 jurisdictions and (b) the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; and

     (g) Advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     Section  1.3  Registration  Expenses.
                   ----------------------

     (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the Holders and all independent certified public accountants, and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system if the common stock of the Company is listed on any such exchange or system.

     (b) To the extent Registration Expenses are not required to be paid by the Company, each Holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of the Holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in the registration

     Section  1.4  Indemnification.
                   ---------------

     (a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its affiliates and their respective officers, directors, employees and agents, as the case may be, and each Person who controls the Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement under which Registrable Securities were registered, any prospectus or preliminary prospectus contained therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein as provided in Section 1.4(b) below.

     (b) In connection with any registration statement in which a Holder of Registrable Securities is participating, each Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Holder; provided, however, that such Holder shall not be liable in any such case to the extent that any alleged losses or damages result from the failure of the Company to promptly amend or take action to correct or supplement any such registration statement or prospectus on the basis of corrected or supplemental information provided in writing by such Holder to the Company expressly for such purpose; provided, further, that the obligation to indemnify shall be individual to each Holder and shall be limited to the net amount of proceeds received by the Holder from the sale of Registrable
Securities  pursuant  to  the  registration  statement.

     (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations under this Section 1.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice) and (ii) permit the indemnifying party to assume and undertake the defense of such claim with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party of its election to undertake and assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof. The indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's advance written consent (but such consent shall not be unreasonably withheld). The indemnifying party shall not consent to a settlement of, or the entry of any judgment arising from, any third party claim, unless (i) the settlement or judgment is solely for money damages and the indemnifying party admits in writing its liability to hold the indemnified party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement or judgment or (ii) the indemnified party consents thereto, which consent shall not be unreasonably withheld. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between the indemnified party and any other of such indemnified parties with respect to such claim.

     (d) The indemnification provided for under this Section 1.4 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to the party in the event the Company's indemnification is unavailable for any reason.

     (e)  If  the indemnification provided for in paragraphs (a) and (b) of this
Section 1.4 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages, liabilities and expenses in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, losses, claims, damages, liabilities or expenses in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Registrable Securities on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c) of this Section 1.4. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Registrable Securities on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no seller of such Registrable Securities shall be required to contribute any amount in excess of the total proceeds received from the sale of such seller's Registrable Securities.

     Section  1.5  Lockup  Agreement.  Each Holder agrees in connection with any
                   -----------------
underwritten public sale or distribution of the Common Stock by the Company pursuant to a registration statement filed with the Commission, that upon the request of the Company, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities without the prior written consent of the Company, for such period of time (not to exceed 180 days after the effective date of such registration statement) as the Company may reasonably request, provided, that all officers and directors of the Company, all securityholders who hold at least one percent of the common stock of the Company , on a fully-diluted basis, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. Notwithstanding the foregoing, the obligations described in this Section 1.5 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     Section  1.6  Reports  Under  Securities  Exchange.  With  a view to making
                   ------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time period a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its reasonable efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Commission Rule 144, so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

          (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

          (c) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to whether it has complied with the reporting requirements of Commission Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company , and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

     Section  1.7  Termination.  Except  for  Section  1.4  which  shall survive
                   -----------
indefinitely, the provisions of this Exhibit B shall terminate with respect to each Holder of Registrable Securities on the earlier of (a) the date that there are no longer any Registrable Securities, and (b) the date when no shares of the Company's common stock are registered under the Exchange Act and the Company is no longer required to make any filings under the Exchange Act.

References to Sections in the Exhibit B refer to Sections in this Exhibit B and not to Sections in the Agreement.

     The following Schedules and Exhibit to the Convertible Note Purchase Agreement have not been filed as part of this Form 8-K. The Company agrees to furnish supplementally to the Commission, upon request, a copy of all omitted schedules.

Schedule     Description
--------     -----------

3.2          Capitalization
3.4          Absence  of  Defaults
3.5          Absence  of  Proceedings
3.6(b)       Intellectual  Property  Assets  Liens
3.6(c)       Trademarks
3.6(e)       Domain  Names
3.8          Subsidiaries
3.9          Liabilities
3.11         SEC  Reports

Exhibit      Description
-------      -----------

C            Form  of  Certificate  of  Designations